Exhibit 99.1

MEDIA CONTACT:	Jennifer-Robyn Meier
Goldleaf Financial Solutions, Inc.
407.481.0090

John R. Polchin Appointed Chief Financial Officer of Goldleaf Financial Solutions
Industry veteran brings extensive bank technology experience

BRENTWOOD, Tenn. (August 28, 2007) – Goldleaf Financial Solutions, Inc. (NASDAQ:GFSI), a provider of integrated technology-based solutions designed to improve the performance of financial institutions, today announced that John R. Polchin, a senior executive with more than two decades of leadership and financial services technology experience, has joined the Company as chief financial officer. Polchin, who will be responsible for directing all aspects of the Company's financial management, will report to Lynn Boggs, CEO of Goldleaf.

“John is a great addition to Goldleaf’s talented management team,” said Philip J. Facchina, senior managing director of technology, Media and Telecom Investment Banking with Friedman Billings Ramsey & Co. Inc. “I have known and had the pleasure of working with John over the years, and highly respect his corporate finance capabilities. John’s particular expertise in the financial services technology sector will serve Goldleaf well.”

Polchin brings deep financial expertise to Goldleaf, including more than 20 years as a financial executive of both public and private companies. He has led numerous debt and equity financings, including an initial public offering (IPO) and has extensive experience in mergers and acquisitions. Most recently, Polchin was chief financial officer of Vienna, Va.-based Convera Corporation (NASDAQ:CNVR), where he was instrumental in securing more than $85 million of incremental capital to support new technology endeavors and prospective acquisition opportunities. Prior to Convera, he served as chief financial officer of Intelidata Technologies Corporation, where he directed restructuring efforts including positioning the company’s sale.

“Goldleaf is very fortunate that an executive with John’s skills, financial experience and proven leadership has joined our management team,” Boggs said. “He guided strong financial practices in each of his prior positions, and played a crucial role in recapitalizing and restructuring Intelidata, which culminated in its sale to Corillian Corporation. He has in-depth knowledge of the capital markets, as well as experience working with the investment community, regulatory bodies and rating agencies. John brings deep and diversified perspectives to our business and financial strategies as we continue to work to enhance the shareholder value of Goldleaf.”

In the past year, several significant initiatives have occurred to strengthen Goldleaf financially and strategically to best position it for continued success, including its acquisitions of Community Banking Systems and DataTrade Software Systems.

“I have a great deal of respect for the accomplishments of Goldleaf’s leadership team and board,” Polchin said. “Because of their efforts, Goldleaf is well positioned for continued growth. The opportunity to join this talented group and leverage my experience is something I look forward to with great excitement.”

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GFSI Names New CFO

August 28, 2007

About Goldleaf

Goldleaf Financial Solutions, Inc., offers a strategic suite of integrated technology and payment processing solutions to community financial institutions. Goldleaf’s products and services enable community financial institutions to succeed in today’s competitive market, solidify their trusted financial relationships, expand their community presence and improve profitability through the efficient use of technology. Goldleaf works with clients through the United States, Caribbean and Central America. For more information about Goldleaf and its set of solutions, please visit the company at www.goldleaf.com.

Safe Harbor Statement

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the ability of the Company’s suite of products and services to enhance the competitiveness of its clients. These and other risks and uncertainties the company faces are detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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